                                                                 Exhibit (e)(3)

[LOGO] AIG AMERICAN GENERAL                               Platinum Investor II
                                             Variable Universal Life Insurance
                                                      Supplemental Application

American General Life Insurance Company, ("AGL")

A member company of American International Group, Inc.

Home Office: Houston, Texas

(This supplement must accompany the appropriate application for life insurance.)

Applicant Information -- Supplement to the application on the life of


John Doe                                 06/01/04
---------------------------------------  --------------------------------------
Name of proposed insured                 Date of application for life insurance

Initial Allocation Percentages

Investment Options In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.


                                                          PREMIUM   DEDUCTION
                                                         ALLOCATION ALLOCATION
                                                         ---------- ----------
 [ (125) AGL Declared Fixed Interest Account                  100%       100%
 AIM Variable Insurance Funds
 (126) AIM V.I. International Growth....................   ______%    ______%
 The Alger American Fund
 (259) Alger American Leveraged AllCap..................   ______%    ______%
 (258) Alger American MidCap Growth.....................   ______%    ______%
 American Century Variable Portfolios, Inc.
 (224) VP Value.........................................   ______%    ______%
 Credit Suisse Trust
 (247) Small Cap Growth.................................   ______%    ______%
 Fidelity Variable Insurance Products
 (233) VIP Asset Manager................................   ______%    ______%
 (232) VIP Contrafund...................................   ______%    ______%
 (230) VIP Equity-Income................................   ______%    ______%
 (405) VIP Freedom 2020.................................   ______%    ______%
 (406) VIP Freedom 2025.................................   ______%    ______%
 (407) VIP Freedom 2030.................................   ______%    ______%
 (231) VIP Growth.......................................   ______%    ______%
 (254) VIP Mid Cap......................................   ______%    ______%
 Franklin Templeton Variable Insurance Products Trust
 (255) VIP Franklin Small Cap Value Securities..........   ______%    ______%
 (248) VIP Franklin U.S. Government.....................   ______%    ______%
 (249) VIP Mutual Shares Securities.....................   ______%    ______%
 (250) VIP Templeton Foreign Securities.................   ______%    ______%
 Janus Aspen Series
 (234) International Growth.............................   ______%    ______%
 (236) Mid Cap Growth...................................   ______%    ______%
 J.P. Morgan Series Trust II
 (237) JPMorgan Small Company...........................   ______%    ______%
 MFS Variable Insurance Trust
 (240) MFS VIT New Discovery............................   ______%    ______%
 (238) MFS VIT Research.................................   ______%    ______%
 Neuberger Berman Advisers Management Trust
 (241) AMT Mid-Cap Growth...............................   ______%    ______%
 Oppenheimer Variable Account Funds
 (256) Oppenheimer Balanced.............................   ______%    ______%
 (257) Oppenheimer Global Securities....................   ______%    ______%
 PIMCO Variable Insurance Trust
 (409) PIMCO VIT CommodityRealReturn Strategy...........   ______%    ______%
 (243) PIMCO VIT Real Return............................   ______%    ______%
 (242) PIMCO VIT Short-Term.............................   ______%    ______%
 (244) PIMCO VIT Total Return...........................   ______%    ______%
 Pioneer Variable Contracts Trust
 (408) Pioneer Mid Cap Value VCT........................   ______%    ______%
 Putnam Variable Trust
 (137) Putnam VT Diversified Income.....................   ______%    ______%
 (139) Putnam VT Int'l Growth and Income................   ______%    ______%
 SunAmerica Series Trust
 (253) ST Aggressive Growth.............................   ______%    ______%
 (252) ST SunAmerica Balanced...........................   ______%    ______%
 VALIC Company I
 (128) International Equities...........................   ______%    ______%
 (129) Mid Cap Index....................................   ______%    ______%
 (130) Money Market I...................................   ______%    ______%
 (225) Nasdaq-100 Index.................................   ______%    ______%
 (227) Science & Technology.............................   ______%    ______%
 (226) Small Cap Index..................................   ______%    ______%
 (131) Stock Index......................................   ______%    ______%
 Van Kampen Life Investment Trust
 (251) LIT Growth and Income............................   ______%    ______%
 Vanguard Variable Insurance Fund
 (245) VIF High Yield Bond..............................   ______%    ______%
 (246) VIF REIT Index...................................   ______%    ______%
 Other:.................................................   ______%    ______%
                                                              100%       100%]

L8992-97                        Page 1 of 4                          Rev0406

 Dollar Cost Averaging (DCA)
 Dollar Cost     ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can
 Averaging (DCA) be systematically transferred from any one investment option and directed to one or more of the investment options below.
                 The AGL Declared Fixed Interest Account is not available for
                 DCA. Please refer to the prospectus for more information on the DCA option.

                 NOTE: DCA is not available if the Automatic Rebalancing option has been chosen.

                 Day of the month for transfers:           (Choose a day of
                 the month between 1-28.)

                 Frequency of transfers:  [_] Monthly   [_] Quarterly   [_]
                 Semiannually   [_] Annually

                 DCA to be made from the following investment option:

                 Transfer $               ($100 MINIMUM, WHOLE DOLLARS ONLY)

                                                               PREMIUM
                                                              ALLOCATION
                                                           ----------------
   [ AIM Variable Insurance Funds
   (126) AIM V.I. International Growth.................... $______________
   The Alger American Fund
   (259) Alger American Leveraged AllCap.................. $______________
   (258) Alger American MidCap Growth..................... $______________
   American Century Variable Portfolios, Inc.
   (224) VP Value......................................... $______________
   Credit Suisse Trust
   (247) Small Cap Growth................................. $______________
   Fidelity Variable Insurance Products
   (233) VIP Asset Manager................................ $______________
   (232) VIP Contrafund................................... $______________
   (230) VIP Equity-Income................................ $______________
   (405) VIP Freedom 2020................................. $______________
   (406) VIP Freedom 2025................................. $______________
   (407) VIP Freedom 2030................................. $______________
   (231) VIP Growth....................................... $______________
   (254) VIP Mid Cap...................................... $______________
   Franklin Templeton Variable Insurance Products Trust
   (255) VIP Franklin Small Cap Value Securities.......... $______________
   (248) VIP Franklin U.S. Government..................... $______________
   (249) VIP Mutual Shares Securities..................... $______________
   (250) VIP Templeton Foreign Securities................. $______________
   Janus Aspen Series
   (234) International Growth............................. $______________
   (236) Mid Cap Growth................................... $______________
   J.P. Morgan Series Trust II
   (237) JPMorgan Small Company........................... $______________
   MFS Variable Insurance Trust
   (240) MFS VIT New Discovery............................ $______________
   (238) MFS VIT Research................................. $______________
   Neuberger Berman Advisers Management Trust
   (241) AMT Mid-Cap Growth............................... $______________
   Oppenheimer Variable Account Funds
   (256) Oppenheimer Balanced............................. $______________
   (257) Oppenheimer Global Securities.................... $______________
   PIMCO Variable Insurance Trust
   (409) PIMCO VIT CommodityRealReturn Strategy........... $______________
   (243) PIMCO VIT Real Return............................ $______________
   (242) PIMCO VIT Short-Term............................. $______________
   (244) PIMCO VIT Total Return........................... $______________
   Pioneer Variable Contracts Trust
   (408) Pioneer Mid Cap Value VCT........................ $______________
   Putnam Variable Trust..................................
   (137) Putnam VT Diversified Income..................... $______________
   (139) Putnam VT Int'l Growth and Income................ $______________
   SunAmerica Series Trust
   (253) ST Aggressive Growth............................. $______________
   (252) ST SunAmerica Balanced........................... $______________
   VALIC Company I
   (128) International Equities........................... $______________
   (129) Mid Cap Index.................................... $______________
   (130) Money Market I................................... $______________
   (225) Nasdaq-100 Index................................. $______________
   (227) Science & Technology............................. $______________
   (226) Small Cap Index.................................. $______________
   (131) Stock Index...................................... $______________
   Van Kampen Life Investment Trust
   (251) LIT Growth and Income............................ $______________
   Vanguard Variable Insurance Fund
   (245) VIF High Yield Bond.............................. $______________
   (246) VIF REIT Index................................... $______________
   Other:                                                  $ ______________]

 Automatic Rebalancing

 Automatic   ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division
 Rebalancing assets will be automatically rebalanced based on the premium percentages designated on Page 1 of this form. If the AGL
             Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

             Check Here for Automatic Rebalancing Frequency:  [_]
             Quarterly  [_] Semiannually   [_] Annually

             NOTE: Automatic Rebalancing is not available if the Dollar Cost Averaging option has been chosen.

L8992-97                        Page 2 of 4                          Rev0406

Modified Endowment Contract

Contract If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the United States Internal Revenue Code, there may be potentially adverse U.S. tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded. [X] YES [_] NO

Authorization for Transactions

Initial appropriate I (or we, if Joint Owners), hereby authorize AGL to act on
box here:           telephone instructions or e-service instructions, if
                    elected, to transfer values among the variable divisions
                    and the AGL Declared Fixed Interest Account and to change
                    allocations for future premium payments and monthly
                    deductions given by:

                    [_] Policy Owner(s) - if Joint Owners, either of us acting independently.

                    [_] Policy Owner(s) or the Agent/Registered Representative
                        who is appointed to represent AGL and the firm authorized to service my policy.

                    AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions or e-service instructions received and acted on in good faith, including losses due to telephone instruction or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.


  Suitability

  All questions must 1. Have you, the Proposed Insured or
  be answered.          Owner (if different), received the
                        variable universal life insurance
                        policy prospectus and the investment
                        choices brochure describing the
                        investment options?                    [X] yes  [_] no

                     2. Do you understand and acknowledge:

                         a. THAT THE POLICY APPLIED FOR IS
                            VARIABLE, EMPLOYS THE USE OF
                            SEGREGATED ACCOUNTS WHICH MEANS
                            THAT YOU NEED TO RECEIVE AND
                            UNDERSTAND CURRENT PROSPECTUSES
                            FOR THE POLICY AND THE
                            UNDERLYING ACCOUNTS?               [X] yes  [_] no

                         b. THAT ANY BENEFITS, VALUES OR
                            PAYMENTS BASED ON PERFORMANCE OF
                            THE SEGREGATED ACCOUNTS MAY
                            VARY: AND                          [X] yes  [_] no

                           (1) ARE NOT GUARANTEED BY THE
                               COMPANY, ANY OTHER INSURANCE
                               COMPANY, THE U.S. GOVERNMENT
                               OR ANY STATE GOVERNMENT?        [X] yes  [_] no

                           (2) ARE NOT FEDERALLY INSURED BY
                               THE FDIC, THE FEDERAL RESERVE
                               BOARD OR ANY OTHER AGENCY,
                               FEDERAL OR STATE?               [X] yes  [_] no

                         c. THAT IN ESSENCE, ALL RISK IS
                            BORNE BY THE OWNER EXCEPT FOR
                            FUNDS PLACED IN THE AGL DECLARED
                            FIXED INTEREST ACCOUNT?            [X] yes  [_] no

                         d. THAT THE POLICY IS DESIGNED TO
                            PROVIDE LIFE INSURANCE COVERAGE
                            AND TO ALLOW FOR THE
                            ACCUMULATION OF VALUES IN THE
                            SEGREGATED ACCOUNTS?               [X] yes  [_] no

                         e. THE AMOUNT OR DURATION OF THE
                            DEATH BENEFIT MAY INCREASE OR
                            DECREASE, DEPENDING ON THE
                            INVESTMENT EXPERIENCE OF THE
                            SEPARATE ACCOUNT?                  [X] yes  [_] no

                         f. THE POLICY VALUES MAY INCREASE
                            OR DECREASE, DEPENDING ON THE
                            INVESTMENT EXPERIENCE OF THE
                            SEPARATE ACCOUNT, THE AGL
                            DECLARED FIXED INTEREST ACCOUNT
                            ACCUMULATION, AND CERTAIN
                            EXPENSE DEDUCTIONS?                [X] yes  [_] no

                     3. Do you believe the Policy you
                       selected meets your insurance and
                       investment objectives and your
                       anticipated financial needs?            [X] yes  [_] no

L8992-97                        Page 3 of 4                          Rev0406

Electronic Delivery Consent

     The American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

     This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

     .   Contract prospectuses and supplements

     .   Investment option prospectuses and supplements

     .   Statements of additional information

     .   Annual and semi-annual investment option reports

     This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at The American General Life Insurance Company, P.O. Box 4880 Houston, Texas 77210-4880. Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

     In order to participate in this delivery method you must have access to the following:

       .   A personal computer with CD-ROM hardware and software

       .   Browser software, such as Microsoft Internet Explorer,
           Netscape Communicator, or equivalent.

       .   Communication access to the Internet.

     Should you wish to print materials that have been delivered via e-mail or CD-ROM you must also have access to a printer.
     Materials will be published using Portable Document Format
     (PDF). In order to view PDF documents, you must have Adobe
     Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

     We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

     Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

     By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

     I consent to receive electronic delivery of the documents specified above.


     -------------------------------  ------------------------------
     Signature of Owner               Please provide your e-mail
                                      address

     If you prefer CD-ROM Delivery, please check here [_]

Signatures

Signatures Signed at (city, state) Anytown, USA

           Print name of Broker/Dealer

           X Registered representative                      Date
                                 State license #

           X Primary proposed insured John Doe              Date 06/01/04

           X Owner                                          Date
           (If different from Proposed Insured)

           X Joint Owner                                    Date
           (If applicable)

L8992-97                        Page 4 of 4                          Rev0406